 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2022

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information reported in Item 2.01 of this report is incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2022, KVH Industries, Inc. (“KVH”) paid all of its outstanding obligations under its Amended and Restated Credit Agreement dated as of October 30, 2018 with Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the lenders party hereto (as amended to date, the “Credit Agreement”), and terminated the Credit Agreement. Upon termination, the lenders under the Credit Agreement released all of their security interests in the collateral securing any loans made pursuant to the Credit Agreement, including the security interests arising under (a) the Amended and Restated Security Agreement dated as of October 30, 2018 between KVH and Bank of America, N.A., as Administrative Agent, (b) the Amended and Restated Pledge Agreement dated as of October 30, 2018 between KVH and Bank of America, N.A., as Administrative Agent, with respect to KVH Industries A/S, and (c) the Amended and Restated Pledge Agreement dated as of October 30, 2018 between KVH and Bank of America, N.A., as Administrative Agent, with respect to KVH Industries U.K. Limited. Accordingly, all of the foregoing agreements have terminated in accordance with their terms.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 9, 2022, KVH entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among EMCORE Corporation (“EMCORE”), Delta Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of EMCORE (“EMCORE Sub”), and KVH, pursuant to which KVH agreed to sell the assets (the “Purchased Assets”) primarily related to its inertial navigation segment (the “Business”), including KVH’s property interests in its Tinley Park facility, to EMCORE (the “Transaction”). The signing and closing of the Transaction occurred simultaneously.

Under the terms of the Purchase Agreement, EMCORE paid approximately $55.0 million in cash for the Purchased Assets (the “Purchase Price”), subject to certain working capital adjustments. The Transaction also involved EMCORE’s assumption of specified liabilities, generally including the liabilities primarily related to the Business. At the closing, $1.0 million of the Purchase Price (the “Holdback Amount”) was held back by EMCORE and is payable to KVH, if at all, upon satisfaction of specified conditions within thirty days following the sale. In connection with the Transaction, the parties entered a Transition Services Agreement pursuant to which KVH agreed to provide certain migration and transition services to facilitate an orderly transaction of the operation of the Business to EMCORE in the six-month period following consummation of the Transaction (as such period may be extended by up to two additional three-month periods pursuant to the terms of Transition Services Agreement).

The Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions, including for breaches of covenants and for losses resulting from KVH liabilities specifically excluded from the Transaction. In connection with its entry into the Purchase Agreement, EMCORE obtained a customary representations and warranties insurance policy as recourse for certain losses arising out of breaches of representations and warranties of KVH set forth in the Purchase Agreement.

KVH has agreed that, for the period commencing on the date of closing until the five-year anniversary thereof, neither KVH nor any of its affiliates will, directly or indirectly, compete with the business related to the development, engineering, manufacturing, marketing, distribution or sale of navigations sensors and systems or inertial sensors and systems for defense or commercial applications (including self-driving vehicles), as operated by KVH as of immediately prior to the closing, subject to certain limitations. KVH has also agreed that, for a period of 24 months after the closing, neither KVH nor any of its affiliates will, directly or indirectly, solicit to employ or employ any employee of EMCORE or any employee transferred to EMCORE as part of the Transaction.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement governs the contractual rights between the parties in relation to the Transaction. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Transaction and is not intended to modify or supplement any factual information about either of the parties. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Purchase Agreement. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Purchase Agreement. These representations and warranties may be subject to qualifications with respect to knowledge and materiality that are different from those applicable to disclosures made to public investors. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about either the parties.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

KVH anticipates that it will file any pro forma financial statements required by Rule 8-05 with respect to the disposition of the Business described in Item 2.01 of this Current Report on Form 8-K on or before August 15, 2022, the due date for such pro forma financial statements.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement dated as of August 9, 2022 by and between KVH Industries, Inc., EMCORE Corporation and Delta Acquisition Sub, Inc.

____________
* The disclosure schedules and exhibits referenced in the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of SEC Regulation S-K. KVH hereby agrees to furnish a copy of any omitted disclosure schedule or exhibit to the SEC upon request

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: August 10, 2022	BY:	/s/ Roger A. Kuebel
Roger A. Kuebel
Chief Financial Officer

Exhibit No.	Description
2.1*	Asset Purchase Agreement dated as of August 9, 2022 by and between KVH Industries, Inc., EMCORE Corporation and Delta Acquisition Sub, Inc.
____________
* The disclosure schedules and exhibits referenced in the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of SEC Regulation S-K. KVH hereby agrees to furnish a copy of any omitted disclosure schedule or exhibit to the SEC upon request.